As filed with the Securities and Exchange Commission on November 14, 2016

Registration Statement No. 333-213942

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
THE YORK WATER COMPANY
 (Exact name of registrant as specified in charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	23-1242500 (I.R.S. Employer Identification No.)
130 East Market Street York, Pennsylvania 17401 (717) 845-3601 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Jeffrey R. Hines
President and Chief Executive Officer
The York Water Company
130 East Market Street
York, Pennsylvania 17401
 (717) 845-3601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Aron Izower Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 1

Bree Archambault
Reed Smith LLP
Three Logan Square
1717 Arch Street
Philadelphia, PA 19103
 Telephone:  (215) 851-8100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.	☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
☐	☒	☐ (Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	170,240 shares (1) (2)	(2)	(2)	(2)
Common Stock, no par value	331,000 shares (1)	$30.17(3)	$9,986,270	$1,157.41(4)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include 174,240 unsold shares of Common Stock previously registered on the Registrant's Registration Statement on Form S-3 (Registration No. 333-191496), which was filed on October 1, 2013. Accordingly, there is no registration fee due in connection with these previously registered securities.  Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Registration Statement No. 333-191496 will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)
Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee based upon $30.17, the average of the high and low prices per Common Share reported on the NASDAQ Global Select Market on September 28, 2016.

(4)	The registrant has previously paid the registration fee with the initial filing of this registration statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to Form S-3 (the "Second Amendment") is being filed to amend the Registration Statement on Form S-3 (File No. 333-213942) filed by The York Water Company with the Securities and Exchange Commission ("SEC") on October 3, 2016 and subsequently amended by the Amendment No. 1 to Form S-3 (the "First Amendment") filed with the SEC on October 31, 2016.

The sole purpose of this Second Amendment is to amend the signature page of the First Amendment to correct a typographical error which omitted the footnote text explaining that signatures marked with an asterisk were signed via a power of attorney.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Pennsylvania, on October 31, 2016.
THE YORK WATER COMPANY
By: /s/ Jeffrey R. Hines
Jeffrey R. Hines
 President and CEO
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Capacity	Date
/s/ * Jeffrey R. Hines	President and Chief Executive Officer (Principal Executive Officer and Director)	October 31, 2016
/s/ * Kathleen M. Miller	Chief Financial Officer and Treasurer (Principal Accounting Officer and Chief Financial Officer)	October 31, 2016
Erin C. Casey	Director
James H. Cawley	Director
/s/ * Michael W. Gang	Director	October 31, 2016
/s/ * George W. Hodges	Director	October 31, 2016
/s/ * George H. Kain, III	Director	October 31, 2016
/s/ * Jody L. Keller	Director	October 31, 2016
/s/ * Robert P. Newcomer	Director	October 31, 2016
/s/ * Steven R. Rasmussen	Director	October 31, 2016
/s/ * Ernest J. Waters	Director	October 31, 2016
*  The undersigned hereby signs this Amendment to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on October 31, 2016 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-213942) filed with the SEC on October 3, 2016.

 By:  /s/ Jeffrey R. Hines
           Attorney-in-Fact